UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 9, 2004
Date of report (Date of earliest event reported)

CIMA LABS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24424	41-1569769

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10000 Valley View Road
Eden Prairie, Minnesota		55344-9361

(Address of Principal		(Zip Code)
Executive Offices)

(952) 947-8700
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On August 9, 2004, CIMA LABS INC. (the “Company”) and Cephalon, Inc. (“Cephalon”) issued a joint press release announcing that the U.S. Federal Trade Commission has accepted a consent agreement that clears the way for Cephalon to complete its acquisition of the Company. The press release stated that the companies expect the transaction to close within the next few days.

     The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. The press release contains forward-looking statements and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 7(c). Exhibits.

     See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2004

CIMA LABS INC.
By /s/ James C. Hawley
James C. Hawley
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Joint Press Release dated August 9, 2004.	Filed herewith